EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 4, 2005, relating to the financial statements of Rackable Systems, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” and “Change in Accountants” in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California

February 4, 2005